WEST CAMPUS COGENERATION FACILITY

JOINT OWNERSHIP AGREEMENT

TABLE OF CONTENTS

PAGE

APPENDIX I – OWNERSHIP INTERESTS

APPENDIX II – INSURANCE REQUIREMENTS

ARTICLE I

PURPOSE

SECTION 1.1

PURPOSE.

ARTICLE II

DEFINITIONS

ARTICLE III

REPRESENTATIONS

SECTION 3.1

REPRESENTATIONS OF THE UNIVERSITY.

SECTION 3.2

REPRESENTATIONS OF MGE POWER.

SECTION 3.3

REPRESENTATIONS OF THE STATE.

ARTICLE IV

OWNERSHIP INTERESTS IN FACILITY

SECTION 4.1

OWNERSHIP INTERESTS IN FACILITY.

SECTION 4.2

TRANSFER OF CONTROL.

SECTION 4.3

RISK OF LOSS.

SECTION 4.4

PURCHASE OPTIONS.

SECTION 4.5

PROVISIONS RELATED TO EXERCISE OF PURCHASE OPTION.

SECTION 4.6

TRANSFER OF MGE POWER INTEREST.

SECTION 4.7

ALLOCATION OF PROCEEDS UPON TERMINATION.

ARTICLE V

EXCHANGE OF OUTPUT

SECTION 5.1

EXCHANGE AGREEMENT.

SECTION 5.2

PURPOSE OF EXCHANGE.

ARTICLE VI

ALLOCATION OF COST OF THE WORK

SECTION 6.1

ALLOCATED SHARES OF COST OF THE FACILITY.

SECTION 6.2

COST ALLOCATION UPON TERMINATION.

ARTICLE VII

RIGHTS AND DUTIES OF OWNERS

SECTION 7.1

FACILITY.

SECTION 7.2

COMPLIANCE WITH LAWS, ETC.

SECTION 7.3

LIENS.

SECTION 7.4

TAXES.

SECTION 7.5

INSURANCE.

SECTION 7.6

DAMAGE AND DESTRUCTION.

SECTION 7.7

CONDEMNATION.

SECTION 7.8

TRAFFIC CONTROL PLAN.

SECTION 7.9

SAFETY PLAN.

SECTION 7.10

SECURITY PLAN.

SECTION 7.11

OWNERS’ RESPONSIBILITIES DURING CONSTRUCTION OF THE FACILITY.

SECTION 7.12

DUTY TO PROVIDE NECESSARY EASEMENTS, LAY DOWN AREAS & SOIL DISPOSAL AREA.

SECTION 7.13

DECOMMISSIONING AND REMOVAL.

SECTION 7.14

CAPITAL IMPROVEMENTS.

SECTION 7.15

EXPANSION.

SECTION 7.16

ROLE OF MGE.

ARTICLE VIII

DECISION MAKING

SECTION 8.1

CONSTRUCTION PHASE.

SECTION 8.2

OPERATING COMMITTEE.

SECTION 8.3

COMPOSITION AND TERM OF MEMBERSHIP.

SECTION 8.4

VOTING.

SECTION 8.5

COMMITTEE MEETINGS.

SECTION 8.6

COMMITTEE ADMINISTRATION.

ARTICLE IX

DEFAULTS AND REMEDIES

SECTION 9.1

DEFAULTS.

SECTION 9.2

PERFORMANCE BY NON-DEFAULTING OWNERS.

SECTION 9.3

SPECIFIC PERFORMANCE.

ARTICLE X

LIABILITY OF THE OWNERS

SECTION 10.1

INDIVIDUAL LIABILITY.

SECTION 10.2

INDEMNIFICATION.

SECTION 10.3

NO PARTNERSHIP.

SECTION 10.4

INTERNAL REVENUE CODE ELECTION.

ARTICLE XI

DISPUTE RESOLUTION

SECTION 11.1

IN GENERAL.

SECTION 11.2

LITIGATION.

SECTION 11.3

CONTINUED PERFORMANCE.

ARTICLE XII

GENERAL

SECTION 12.1

TERM OF AGREEMENT.

SECTION 12.2

EXTENT OF AGREEMENT.

SECTION 12.3

AMENDMENTS.

SECTION 12.4

GOVERNING LAW.

SECTION 12.5

INCORPORATION OF APPENDICES AND EXHIBITS.

SECTION 12.6

NO THIRD PARTY BENEFICIARY.

SECTION 12.7

NOTICES.

SECTION 12.8

SEVERABILITY OF PROVISIONS/CHANGE IN LAW.

SECTION 12.9

RENEGOTIATE CHANGES IN GOOD FAITH.

SECTION 12.10

ESTOPPEL CERTIFICATES.

SECTION 12.11

SUCCESSORS AND ASSIGNS.

SECTION 12.12

SURVIVORSHIP OF RIGHTS AND OBLIGATIONS.

SECTION 12.13

WAIVERS.

SECTION 12.14

CAPTIONS.

SECTION 12.15

SHARED DRAFTING RESPONSIBILITIES.

SECTION 12.16

WAIVER OF PARTITION.

SECTION 12.17

NON-APPROPRIATION OF FUNDS.

SECTION 12.18

DISCRIMINATION/AFFIRMATIVE ACTION.

List of Appendices

APPENDIX I – OWNERSHIP INTERESTS

UNIVERSITY-OWNED FACILITY PROPERTY

MGE POWER-OWNED FACILITY PROPERTY

APPENDIX II – INSURANCE REQUIREMENTS

JOINT OWNERSHIP AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into by and among MGE POWER WEST CAMPUS, LLC, a Wisconsin limited liability company (“MGE Power”), THE BOARD OF REGENTS OF THE UNIVERSITY OF WISCONSIN SYSTEM, an independent agency of the State of Wisconsin and a body corporate created pursuant to Chapter 36, Wis. Stats., that governs a system of institutions of learning, including the University of Wisconsin-Madison (the “University”), and the STATE OF WISCONSIN, by and through the Wisconsin Department of Administration for the benefit of the University (the “State”).

RECITALS

A.

MGE Power, the University and the State desire to jointly develop, and upon completion of construction, MGE Power and the University will jointly own, a cogeneration facility that will produce electric capacity and energy, steam and chilled water, to be located on land owned by the University immediately north of the UW-Madison Walnut Street Heating Plant in Madison, Wisconsin (the “Facility”).  It is the intent of the Owners that MGE Power will own the rights to the electric capacity and energy produced by the Facility and will transfer such rights and its rights and obligations under this Agreement to Madison Gas and Electric Company, a Wisconsin corporation (“MGE”), pursuant to the Facility Lease referred to in Recital E below, and that the University will own the rights to the steam (other than steam used in the process of generating electricity) and chilled water produced by the Facility.

B.

The Owners intend to pay for the Facility in accordance with their Allocated Shares, subject, however, to the EPC Contract.

C.

The University will own the University-Owned Facility Property, and MGE Power will own the MGE Power-Owned Facility Property, each as more fully set forth in Appendix I.

D.

The University and MGE have entered into an Operation and Maintenance Agreement dated as of October 1, 2003 (the “Operation and Maintenance Agreement”), pursuant to which MGE has agreed to operate and manage the Facility on behalf of itself and the University for the purpose of generating electric capacity and energy from the Facility for its own use and benefit, and producing steam (other than steam used in the process of generating electricity) and chilled water from the Facility for the use and benefit of the University.

E.

MGE Power and MGE will enter into a Facility Lease (the “Facility Lease”), pursuant to which MGE will operate and manage the Leased Facility (as defined therein) for the purpose of generating electric capacity and energy from the Facility for its own use and benefit.

F.

The Owners further desire to set forth the terms of their respective Ownership Interests in the Facility, their allocation of responsibility for costs associated with the development and construction of the Facility, and their rights and obligations with respect to the ownership and enjoyment of the Facility.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants contained in this Agreement and in the Appendices attached to this Agreement, the Owners agree as follows:

ARTICLE I

PURPOSE

SECTION 1.1

Purpose.

The purposes underlying the execution of this Agreement by the Owners are:

(a)

To set forth the respective Ownership Interests of the University and MGE Power in the Facility.

(b)

To set forth the Owners’ Allocated Shares of the cost of development and construction of the Facility.

(c)

To set forth certain rights and obligations of the Owners relating to their ownership and enjoyment of the Facility.

(d)

To provide for the terms and conditions under which the University shall exchange its rights to electric energy and capacity to be produced by the Facility with MGE Power for MGE Power’s rights to steam (other than steam used in the process of generating electricity) and chilled water to be produced by the Facility.

ARTICLE II

DEFINITIONS

All capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the EPC Contract.

“Agreement” shall have the meaning assigned to it in the Preamble.

“Allocated Share” shall mean, with respect to MGE Power, 55.56%, and with respect to the University, 44.44%.

“Annual Budget” shall have the meaning assigned to it in the Operation and Maintenance Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which either the state or national banks in the State of Wisconsin are not open for the conduct of normal banking business.

“Change in Control” shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of MGE Energy.

“Commencement Date” shall mean the “Commencement  Date” under the Operation and Maintenance Agreement.

“EPC Contract” shall mean the Engineering, Procurement and Construction Agreement dated as of October 1, 2003 among MGE Construct, MGE Power and the State, providing for the construction of the Facility.

“Facility” shall mean the electric, steam and chilled water co-generation facility as more particularly described in the Recitals to this Agreement.

“Facility Lease” shall have the meaning assigned to it in the Recitals.

“Governmental Authority” shall mean the federal government of the United States, and any state, county or local government or regulatory department, body, political subdivision, commission, agency, instrumentality, ministry, court, judicial or administrative body, taxing authority, or other authority thereof (including any corporation or other entity owned or controlled by any of the foregoing) having jurisdiction over either Owner or the Facility, whether acting under actual or assumed authority, but shall not include (i) the University in its capacities as a co-owner of the Facility or as the steam and chilled water host under the Operation and Maintenance Agreement, or (ii) the State acting in its capacity as a party to this Agreement or the EPC Contract.

“Ground Lease” shall mean the Ground Lease dated as of July 1, 2002 between the University, as lessor, and MGE Power, as lessee, as amended from time to time, providing for the leasing of the site on which the Facility will be located.

“Law” shall mean (i) any Law, legislation, statute, act, rule, ordinance, decree, treaty, regulation, order, judgment, or other similar legal requirement, or (ii) any legally binding announcement, directive or published practice or interpretation thereof, enacted, issued or promulgated by any Governmental Authority.

“MGE” shall have the meaning assigned to it in the Recitals.

“MGE Construct” shall mean MGE Construct LLC.

“MGE Energy” shall mean MGE Energy, Inc.

“MGE Power” shall have the meaning assigned to it in the Preamble.

“MGE Power – Owned Facility Property” shall have the meaning specified in Appendix I.

“Operating Plan” shall have the meaning set forth in the Operation and Maintenance Agreement.

“Operation and Maintenance Agreement” shall have the meaning assigned to it in the Recitals.

“Operation and Maintenance Procedures Manual” shall have the meaning in the Operation and Maintenance Agreement.

“Operator” shall mean MGE in its capacity as the Operator under the Operation and Maintenance Agreement.

“Owner” shall mean each of MGE Power and the University, and “Owners” shall mean MGE Power and the University collectively.

“Ownership Interests” shall mean the respective interests of the Owners in the Facility, as set forth in Section .

“Party” shall mean each of MGE Power, the University and the State, and “Parties” shall mean such entities collectively.

“Person” shall mean any individual, firm, company, association, partnership, limited liability company, trust, business trust, corporation, Governmental Authority, or any other legal entity.

“Project Agreements” shall mean this Agreement, the EPC Contract, the Operation and Maintenance Agreement, the Facility Lease, the Agreement for the Provision of Backup and Station Service, the Ground Lease and the Ground Sublease.

“State” shall have the meaning assigned to it in the Preamble.

“Term” shall mean the Initial Term and all Renewal Terms under the Ground Lease.

“University-Owned Facility Property” shall have the meaning specified in Appendix I.

“University” shall have the meaning assigned to it in the Preamble.

ARTICLE III

REPRESENTATIONS

SECTION 3.1

Representations of the University.

The University represents to MGE Power that as of the date hereof, the following statements are true, correct, and complete in all material respects:

(a)

Authorization and Validity.  The University has the power, authority, and legal right to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by the University of this Agreement and the performance of its obligations hereunder have been duly authorized by proper proceedings in accordance with applicable Law, and this Agreement constitutes the legal, valid, and binding obligation of the University enforceable against the University in accordance with its terms, except so far as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally.

(b)

No Conflict; Government Consent.  Neither the execution and delivery by the University of this Agreement, nor the consummation of the transactions herein, nor compliance with the provisions hereof will violate any Laws binding on the University or the provisions of any indenture, instrument, or agreement to which the University is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of, or on the property of the University pursuant to the terms of any such indenture, instrument, or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording, or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, or delivery of, or the legality, validity, binding effect, or enforceability of, this Agreement, except as have been duly obtained or made.

(c)

Litigation.  There is no litigation, investigation, or proceeding pending or, to the knowledge of any officer or other senior management person of the University threatened against or affecting the University which might materially and adversely affect the financial condition or results of operations of the University or the ability of the University to perform its obligations under this Agreement.

(d)

Material Agreements.  The University is not a party to any agreement or instrument or subject to any other restriction which might materially and adversely affect its ability to perform this Agreement.  The University is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement to which it is a party, which default might have a material adverse effect on its business, properties or assets, operations, or condition (financial or otherwise).

(e)

Compliance with Laws.  The University is not in violation of any Laws the effect of which would be to materially and adversely affect its ability to perform this Agreement.

SECTION 3.2

Representations of MGE Power.

MGE Power represents to the University that as of the date hereof, the following statements are true, correct and complete in all material respects:

(a)

Existence and Standing.  MGE Power is duly organized, existing, and in good standing under the Laws of the State of Wisconsin and in each jurisdiction in which it conducts business.

(b)

Authorization and Validity.  MGE Power has the entity power and authority and the legal right to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by MGE Power of this Agreement and the performance of its obligations hereunder have been duly authorized by proper proceedings, and this Agreement constitutes the legal, valid, and binding obligation of MGE Power enforceable against MGE Power in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors' rights generally.

(c)

No Conflict; Government Consent.  Neither the execution and delivery by MGE Power of this Agreement, nor the consummation of the transactions herein, nor compliance with the provisions hereof will violate any Laws binding on MGE Power or MGE Power’s articles of organization or operating agreement or the provisions of any indenture, instrument or agreement to which MGE Power is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of MGE Power pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery, and performance of, or the legality, validity, binding effect, or enforceability of, this Agreement except as have been or will be duly obtained or made.

(d)

Litigation.  There is no litigation, investigation or proceeding pending or, to the knowledge of any officer or other senior management person of MGE Power, threatened against or affecting MGE Power which might materially and adversely affect MGE Power’s business, financial condition, or results of operations or its ability to perform its obligations under this Agreement.

(e)

Material Agreements.  MGE Power is not a party to any agreement or instrument or subject to any charter provision or other entity restriction which might materially and adversely affect its ability to perform this Agreement.  MGE Power is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in (a) any agreement to which it is a party, which default will have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of MGE Power or (b) any agreement or instrument evidencing or governing indebtedness.

(f)

Compliance with Laws.  MGE Power is not in violation of any Laws the effect of which would be to materially and adversely affect its ability to perform this Agreement.

SECTION 3.3

Representations of the State.

The State represents to MGE Power that as of the date hereof, the following statements are true, correct, and complete in all material respects:

(a)

Authorization and Validity.  Except for the legislative approval required pursuant to Wis. Stat. §20.924, and building commission approval pursuant to Wis. Stat. §§16.855 and 13.48, the State has the power, authority, and legal right to execute and deliver this Agreement and to perform its obligations hereunder.  Upon such approvals, the execution and delivery by the State of this Agreement and the performance of its obligations hereunder will have been duly authorized by proper proceedings in accordance with applicable Law, and this Agreement will constitute the legal, valid, and binding obligation of the State enforceable against the State in accordance with its terms, except so far as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally.

(b)

No Conflict; Government Consent.  Neither the execution and delivery by the State of this Agreement, nor the consummation of the transactions herein, nor compliance with the provisions hereof will violate any Laws binding on the State or the provisions of any indenture, instrument, or agreement to which the State is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of, or on the property of the State pursuant to the terms of any such indenture, instrument, or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording, or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, or delivery of, or the legality, validity, binding effect, or enforceability of, this Agreement, except as have been duly obtained or made or as contemplated in subsection (a).

(c)

Litigation.  There is no litigation, investigation, or proceeding pending or, to the knowledge of any officer or other senior management person of the State, threatened against or affecting the State which might materially and adversely affect the financial condition or results of operations of the State or the ability of the State to perform its obligations under this Agreement.

(d)

Material Agreements.  The State is not a party to any agreement or instrument or subject to any other restriction which might materially and adversely affect its ability to perform this Agreement.  The State is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement to which it is a party, which default might have a material adverse effect on its business, properties or assets, operations, or condition (financial or otherwise).

(e)

Compliance with Laws.  The State is not in violation of any Laws the effect of which would be to materially and adversely affect its ability to perform this Agreement.

ARTICLE IV

OWNERSHIP INTERESTS IN FACILITY

SECTION 4.1

Ownership Interests in Facility.

(a)

The University shall own the University-Owned Facility Property, as more particularly described in Appendix I.  MGE Power shall own the MGE Power-Owned Facility Property, as more particularly described in Appendix I.

(b)

The Parties acknowledge that the State paid a portion of the Pre-Certification Costs pursuant to the State’s “Master Lease” program, and as a consequence received a bill of sale from MGE Power giving the State an undivided interest in specific assets of the Facility, which interest is inconsistent with the allocation set forth in Section .  The State intends to finance its Allocated Share of the Cost of the Work through program revenue supported general obligation bonds, and, in connection therewith, to refinance the assets acquired through the Master Lease program.  Upon such refinancing, the State shall reconvey its undivided interest in those assets to MGE Power, and the University shall thereupon have the Ownership Interest set forth in Section .

SECTION 4.2

Transfer of Control.

In accordance with the EPC Contract, (a) on the Steam Commercial Operation Date, the Owners shall assume sole responsibility for the dispatch and control of the Facility, except as to the Chilled Water Assets, and except that MGE Construct shall have the rights specified in Section 5.1.1 of the EPC Contract; and (b) on the Chilled Water Commercial Operation Date, the Owners shall assume sole responsibility for the operation, dispatch and control of the Chilled Water Assets, except that MGE Construct shall have the rights specified in Section 5.1.2 of the EPC Contract.  The Owners acknowledge that MGE Power has leased its interest in the Facility to MGE, and that MGE and the University have entered into the Operation and Maintenance Agreement with respect to the Facility.

SECTION 4.3

Risk of Loss.

The Owners acknowledge that the risk of loss with respect to the Facility is assumed by them on the Commercial Operation Date.

SECTION 4.4

Purchase Options.

The University shall have the following options to purchase all or a portion of MGE Power’s interest in the Facility:

(a)

Change in Control of MGE Energy.  In the event of a Change in Control of MGE Energy, the University shall have an irrevocable option (the “Change in Control Option”) to purchase all (but not less than all) of the MGE Power-Owned Facility Property, and MGE Power shall have the obligation to tender and sell to the University all (but not less than all) of the MGE Power-Owned Facility Property, subject to the Facility Lease, pursuant to the terms and conditions set forth in Section 4.5.

(b)

Option to Acquire Undivided Interest in MGE Power-Owned Facility Property.  At any time following the third anniversary and prior to the end of the 42nd month after the Commercial Operation Date, the University may notify MGE Power of its election to acquire an undivided ownership interest in the MGE Power-Owned Facility Property representing a 45MW capacity interest (“Undivided Interest Option” and, with the Change in Control Option, the “Options”).  The purchase price for such Undivided Interest Option shall be as set forth in Section  and , and the parties agree to negotiate in good faith the other terms of the purchase agreement, including provisions addressing operating costs.  The closing of the purchase shall be subject to PSCW approval, and shall conform to the requirements of Wis. Stat. §196.52(9).

(c)

Power Purchase Agreement Option.  If the University does not elect to exercise its option pursuant to Section , it may instead, at any time following the third anniversary and prior to the end of the 42nd month after the Commercial Operation Date, notify MGE Power of its election to obtain a power purchase agreement from MGE for energy associated with 45MWs of capacity, for a term equal to the remaining Base Term under the Facility Lease, and subject to PSCW approval and applicable Law.  The capacity charge shall be equal to the product of (i) a fraction, the numerator of which is 45MWs, and the denominator of which is equal to the rated MW capacity of the Facility, and (ii) the greater of (A) the Rent payable under the Facility Lease, as it may be adjusted from time to time, and (B) the fair market value of MGE Power’s Ownership Interest, subject to the Facility Lease, in each case as of the date of notice of exercise.  If based upon the fair market value of MGE’s Ownership Interest, and payable over time, the monthly capacity charge shall reflect MGE’s weighted average cost of capital.  The energy charge shall be equal to MGE’s costs to operate the Electric Assets, Thermal Assets and Common Assets multiplied by a fraction equal to the fraction set forth in clause (i) above.  The parties agree to negotiate in good faith the other terms of the power purchase agreement, including provisions addressing operating costs.  The fair market value of the MGE Power-Owned Facility Property shall be determined by the parties and, if they cannot agree, pursuant to the provisions of Section .

SECTION 4.5

Provisions Related to Exercise of Purchase Option.

The University’s Options in Section  shall be subject to the following terms and conditions:

(a)

Notices.  MGE Power shall provide the University with prompt written notice following the occurrence of any Change in Control of MGE Energy, including reasonable detail as to the facts and circumstances of such Change in Control.  At any time during the period beginning on the date of occurrence of such Change in Control and ending 60 days after its receipt of written notice thereof from MGE Power, the University may exercise the Change in Control Option by delivering written notice to MGE Power of the University’s intention to exercise the Change in Control Option.

(b)

Option Purchase Price.  The purchase price for the Change in Control Option shall be equal to the greater of (i) the depreciated book value of the MGE Power-Owned Facility Property reflected on the financial statements of MGE Power, and (ii) the fair market value of MGE Power’s Ownership Interest, as subject to the Facility Lease, in each case as of the date of the Change in Control giving rise to the exercise of the Change in Control Option.  The purchase price for the Undivided Interest Option shall be equal to the product of (A) a fraction, the numerator of which is 45MWs, and the denominator of which is equal to the rated MW capacity of the Facility, multiplied by (B) the greater of (1) the depreciated book value of the MGE Power-Owned Facility Property reflected on the financial statements of MGE Power, and (2) the fair market value of MGE Power’s Ownership Interest, in each case as of the date of the notice of the exercise of the Undivided Interest Option.  Such fair market value shall be determined by mutual agreement of the Owners, or, if the Owners are unable to agree on such fair market value, by a qualified, independent appraiser selected by the Owners.  If the Owners are unable to agree upon the selection of an appraiser within 30 days after the date of the University’s notice of intention to exercise the Option, the fair market value shall be the average of three separate appraisals of MGE Power’s Ownership Interest in the Facility to be made by qualified appraisers, whose appraisals shall be binding upon the Owners.  Each Owner shall select one of the appraisers, who shall together select the third appraiser.  If the use of three appraisers is necessary, the selection of the appraisers shall be completed within 45 days after the date of the University’s notice of intention to exercise the Option.  The Owners shall bear equally the costs of all appraisals.  All such appraisals shall be completed and submitted to the Owners within 30 days after the date of appointment of the appraisers.  Each appraiser shall be a nationally recognized firm with demonstrated skill and experience in valuing steam/electric cogeneration facilities comparable to the Facility.

(c)

Payment of Purchase Price; Closing.  Payment of the purchase price for the MGE Power-Owned Facility Property shall be made in cash by wire transfer of immediately available funds.  Such payment shall be made at a closing to be scheduled by mutual agreement of the Owners no earlier than two years, and no later than four years, after the final determination of the purchase price, unless otherwise agreed by MGE Power.  At such closing, MGE Power shall transfer to the University ownership of all of its right, title and interest in and to the MGE Power-Owned Facility Property (or portion thereof, with respect to the Undivided Interest Option), free and clear of all liens and encumbrances, pursuant to customary documentation reasonably necessary or appropriate for asset sale transactions of this nature.

(d)

Lapse.  With respect to any Change in Control of MGE Energy, if the University does not give written notice of its intention to exercise the Change in Control Option within the time period required by Section , or if the University fails to deliver the purchase price for the exercise of such option within the time period required by Section 4.5(c) (and such failure is not the result of a failure by MGE Power to comply with its obligations hereunder), then the Change in Control Option shall immediately lapse as to such Change in Control.  If such Change in Control is not consummated, however, then the University’s option shall remain in effect with respect to any subsequent Change in Control on the terms and conditions set forth above.

(e)

Replacement of Operator.  If a Change in Control occurs with respect to MGE Energy, the University shall have the right to replace the Operator within two years after the occurrence of such Change in Control, subject to any applicable approvals of Governmental Authorities.

SECTION 4.6

Transfer of MGE Power Interest.

MGE Power may transfer all (but not less than all) of its Ownership Interest in the Facility to any other direct or indirect wholly-owned subsidiary of MGE Energy or to MGE pursuant to the terms of the Facility Lease.  MGE Energy may transfer its interest in MGE Power to any other direct or indirect wholly-owned subsidiary of MGE Energy.  MGE Power may not transfer any of its Ownership Interest in the Facility to any other Person, and MGE Energy may not transfer any of its interest in MGE Power or any other subsidiary of MGE Energy holding an Ownership Interest in the Facility, whether through stock sale, merger, consolidation, share exchange or other similar transaction, to any other Person without the prior written consent of the University.

SECTION 4.7

Allocation of Proceeds Upon Termination.

Upon termination of this Agreement, the components of the Facility (or the proceeds thereof) shall be allocated between the Owners as follows:

(a)

Purchase Option.  If termination occurs as a result of the exercise by the University of the Change in Control Option, then the MGE Power-Owned Facility Property shall be transferred as provided in Section .

(b)

Casualty or Condemnation.  If this Agreement is terminated pursuant to Sections  or  as the result of a casualty or condemnation event, then the insurance proceeds or condemnation award or other compensation (as the case may be) shall be shared by the Owners in proportion to their respective Ownership Interests in the Facility or the portions thereof with respect to which such proceeds have been received.

(c)

Other Termination Events.  If this Agreement is terminated after the Commercial Operation Date for any reason other than as set forth above, then (i) MGE Power will own the Electric Assets; (ii) the University will own the Chilled Water and External Assets; (iii) MGE Power will have the first right to assume 100% ownership of the Thermal Assets and Common Assets, and if MGE Power does not wish to assume ownership of such assets, then MGE’s Ownership Interest therein shall be offered to the University.  The purchase price for such assets shall be equal to the greater of (i) the depreciated book value of the assets to be transferred, as shown on the financial statements of MGE Power (or if owned by the University, as they would have been shown if owned by MGE Power), and (ii) the fair market value of such assets, in each case as of the date of termination.  If the parties cannot agree on the fair market value, the procedures of Section  shall be followed.  If neither Owner wishes to assume ownership of particular portions of the Facility, then the Owners shall instruct the Operator, as their agent, to use commercially reasonable efforts to dispose of all such non-assumed portions of the Facility, and the Owners shall share any proceeds realized, net of selling expenses, in proportion to their respective Ownership Interests in such portions of the Facility.

ARTICLE V

EXCHANGE OF OUTPUT

SECTION 5.1

Exchange Agreement.

Beginning on the Commencement Date (as defined in the Operation and Maintenance Agreement) and continuing throughout the Term, the University shall exchange with MGE Power, and MGE Power shall exchange with the University, all of the University’s rights to electric power and capacity produced by the University-Owned Facility Property, for all of MGE Power’s rights to steam (other than steam used in the process of generating electricity) and chilled water produced by the MGE Power-Owned Facility Property, consistent with the Operation and Maintenance Agreement.  The Owners expressly agree and acknowledge that, as of the date of this Agreement, the value of the University’s interest in electric power and capacity is reasonably expected to be approximately equal to the value of MGE Power’s interest in steam and chilled water.

SECTION 5.2

Purpose of Exchange.

The Owners expressly acknowledge that a principal purpose of this Agreement is to enable each of the Owners to satisfy different peak load demands, to accommodate temporary outages, to diversify supply, or to enhance reliability in accordance with prudent reliability standards.

ARTICLE VI

ALLOCATION OF COST OF THE WORK

SECTION 6.1

Allocated Shares of Cost of the Facility.

The Owners agree to share responsibility for the Cost of the Work in accordance with their Allocated Shares.  Such Allocated Shares are subject to adjustment pursuant to (a) Section 7.2 of the EPC Contract relating to the Guaranteed Maximum Price; (b) a determination by the PSCW to reallocate the Cost of the Work, as set forth in Article 14 of the EPC Contract; and (c) the impact of Change Orders and Addenda made by the Owners as set forth in Article 8 of the EPC Contract.

SECTION 6.2

Cost Allocation Upon Termination.

In the event that this Agreement is terminated prior to the Commercial Operation Date, (i) the Owners shall pay all pre-termination costs due and payable under the EPC Contract in accordance with the terms of the EPC Contract, and (ii) the Owners shall pay all pre-termination costs and expenses relating to the operation and maintenance of the Facility in accordance with the terms of the Operation and Maintenance Agreement, in each case in proportion to their Allocated Shares.

ARTICLE VII

RIGHTS AND DUTIES OF OWNERS

SECTION 7.1

Facility.

The relationship of the Owners in and to the Facility is that of tenants in common, expressly subject, however, to the terms, conditions, limitations and requirements set forth in this Agreement.  Nothing contained in this Agreement, however, shall be deemed to constitute the Owners as partners or joint venturers.  The Facility has been designed by the Owners, and is to be used, exclusively for the generation (on behalf of each Owner to the extent of its Ownership Interest pursuant to this Agreement, of electric energy, steam and chilled water, and any activities incidental thereto, and shall be managed on behalf of the Owners by MGE pursuant to, and for the term of, the Operation and Maintenance Agreement.

SECTION 7.2

Compliance With Laws, Etc.

Each Owner shall, at its own expense, conduct any activities relating to its undivided interest in the Facility in compliance with all Laws applicable to such Owner’s undivided interest in the Facility and all permits and approvals of Governmental Authorities applicable to the Facility, and in accordance with Good Utility Practices.

SECTION 7.3

Liens.

No Owner shall cause or permit, or have any authority to cause or permit, any lien or encumbrance to be levied against or attach to any part of the Facility, whether voluntarily or involuntarily; provided, however, that each Owner may grant a lien on its Ownership Interest in the Facility in connection with any financing by such Owner of the costs of acquiring such Ownership Interest; provided, further, that any lender providing such financing to an Owner shall agree to enter into a customary form of subordination, nondisturbance and attornment agreement whereby such lender agrees that its security interest and other rights are subject to the terms of this Agreement and the other Project Agreements.  If any Lien not permitted hereby shall at any time be filed against the Facility as a result of the action or inaction of any Owner, such Owner shall, within sixty (60) days after notice of the filing thereof, cause the same to be discharged by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.  If such Owner shall fail to cause such Lien to be discharged within such period of sixty (60) days the other Owner may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit, posting of a bond or other appropriate proceedings.

SECTION 7.4

Taxes.

The Owners shall pay all Taxes levied or assessed against, and which may become a lien upon, the Facility promptly as the same become due and in any event on or before the date any fine, interest or penalty attaches thereto or is imposed for non-payment of such Taxes.  Each Owner shall pay its proportionate share, determined in accordance with its Allocated Share, of any such Taxes.

SECTION 7.5

Insurance.

(a)

Coverage.  The Owners shall maintain (or cause MGE Construct or the Operator to maintain) policies of insurance against such risks, in such form and in such amounts as set forth in the EPC Contract and Appendix II, respectively.  If such insurance is maintained by the Operator, the premiums and other costs and expenses associated with such insurance coverage shall be passed through to the Owners as an operating expense pursuant to the Operation and Maintenance Agreement.  Each Owner shall pay its proportionate share, determined in accordance with its Allocated Share, of premiums and other costs and expenses associated with such insurance coverage.

(b)

Named Insureds.  Each policy of insurance covering the Facility shall include the Owners as insureds to the extent of their insurable interests, each to the same effect as if separately insured.  If any Owner shall so request, each insurance policy shall also include as lender loss payees or additional insureds any lenders, mortgagees and others holding a permitted security interest in such Owner’s Ownership Interest in the Facility.  Certificates of insurance for all such insurance policies shall be provided to each Owner upon request.

(c)

Settlement of Claims.  The Owners hereby agree that the Operator shall have authority on behalf of the Owners to settle any loss covered by any policy of insurance.  The Operator shall consult with the Owners in connection with any such adjustment or settlement of insurance coverage, provided the recovery of insurance proceeds is not unreasonably delayed thereby.

SECTION 7.6

Damage and Destruction.

(a)

Application of Insurance Proceeds.  Subject to the requirements of the Facility Lease and any lenders, if the Facility, or any material portion thereof, is destroyed or damaged by fire, explosion or other casualty such that the Facility is prevented from providing steam, chilled water or electric generation service, then (i) the Operating Committee shall determine whether or not to repair, restore and rebuild the Facility to a condition equivalent to that existing prior to such casualty, and (ii) the Owners shall assist MGE Construct or the Operator, as appropriate, in taking all steps necessary to obtain the proceeds of all available insurance coverage on the Facility.  If required pursuant to the terms of the Facility Lease, the Operating Committee shall vote to repair, restore or rebuild the Facility.

(b)

Restoration Fund.  If the Facility is to be rebuilt, all proceeds payable with respect to any casualty loss or condemnation involving the Facility shall be payable to a construction escrow held by a bank or trust company appointed by the Operator that has a combined capital and surplus of not less than $100 million.  Such amount, together with the interest or income, if any, received on all deposits or investments of any money in such trust fund, shall be available to MGE Construct, the Operator or another entity designated by the Owners to repair or rebuild the Facility.

(c)

Replacement Financing.  In the event that any lender requires that insurance proceeds be applied to repay the indebtedness related to the Facility, the affected Owner shall use commercially reasonable efforts to replace such financing for its Ownership Interest in the Facility, including sufficient funds to repair, restore or rebuild the Facility as required pursuant to this Section .  If such Owner is unable to obtain a commitment for such replacment financing on terms acceptable to it within three months after the occurrence of the casualty, then either Owner shall have the right to terminate this Agreement by written notice to the other given within 60 days after the expiration of such three-month period.

(d)

Owners’ Liability.  Each Owner shall bear the risk of damage to its Ownership Interest, and shall be liable for all costs and expenses of repair or replacement of the same (to the extent not covered by insurance) in accordance with their Ownership Interests.

SECTION 7.7

Condemnation.

(a)

Subject to the requirements of the Facility Lease and any lenders, in the event of a Total Taking of the Facility or a Substantial Taking of the Facility (each as hereinafter defined), this Agreement shall terminate as of the date of the Taking (as hereinafter defined).  In the event of a Partial Taking (as hereinafter defined), the Operating Committee shall determine whether to restore the Facility to a condition equivalent to that existing prior to such Partial Taking.  If required pursuant to the terms of the Facility Lease, the Operating Committee shall vote to repair, restore or rebuild the Facility.  As used herein, “Partial Taking” shall mean any Taking of the Facility that is not either a Total Taking or a Substantial Taking; “Total Taking” shall mean the Taking of the entire Facility; “Substantial Taking” shall mean the Taking of so much of the Facility that, in the reasonable opinion of the Owners, the remaining portion thereof not taken cannot reasonably be used by the Owners for the efficient operation of the Facility; and “Taking” used alone or modified by “Partial”, “Substantial” or “Total” shall mean the taking or damaging of the Facility, or any parts thereof, by a Governmental Authority with the power of condemnation or eminent domain lawfully exercising such power, including severance damage, by eminent domain, or for any public or quasi-public use under any statute.  The Owners shall bear the risk of any Taking of the Facility or any part thereof in accordance with their respective Ownership Interests, and shall share any awards or proceeds payable in connection therewith in accordance with their respective Ownership Interests.

(b)

In the event of any Taking of the MGE Power-Owned Facility Property by any State body, including without limitation the University or the State, that results in the payment to MGE Power of less than the greater of the depreciated book value or the fair market value of the MGE Power-Owned Facility Property, the University shall pay to MGE Power on or before the effective date of such Taking the difference between the greater of the book value or fair market value of the MGE Power-Owned Facility Property and the amount paid by the condemning authority.

SECTION 7.8

Traffic Control Plan.

Each Owner shall use good faith efforts to work together with MGE Construct to develop a comprehensive traffic control plan for the Facility, to assure all persons supplying the Work prompt and safe access for deliveries to the Site, while minimizing disruption to the University and its scheduled events.  The Owners shall use good faith efforts to ensure that MGE Construct is not denied access to roads and other transportation facilities necessary for timely and cost-effective completion of the Facility.

SECTION 7.9

Safety Plan.

Each Owner shall use good faith efforts to work together with MGE Construct in the development and implementation of a comprehensive safety plan to establish and maintain appropriate safety rules and procedures in connection with the construction of the Facility.  Such safety plan shall require, among other things that MGE Construct and the Owners satisfy any safety requirements of the insurers of the Facility.

SECTION 7.10

Security Plan.

Each Owner shall use good faith efforts to work together with MGE Construct in the development and implementation of appropriate security measures to maintain the security of the Site and protect the Work in progress.  Such security plan shall comply with all requirements of the insurers for the Facility, shall address the reasonable concerns of the University and shall, at a minimum require that MGE Construct shall cause to be erected temporary chain-link fencing, and temporary security lighting to secure the Site and Lay-Down Areas.

SECTION 7.11

Owners’ Responsibilities During Construction of the Facility.

During construction of the Facility, each of the Owners shall:

(a)

Require employees and agents to abide by all rules applicable to the Site and the Facility, including but not limited to rules pertaining to safety, security procedures or requirements, and designated entrances.

(b)

Reasonably cooperate with MGE Construct and provide any other assistance reasonably necessary to enable MGE Construct to perform the Work as required under the EPC Contract.

(c)

Provide adequate temporary construction easements and permanent easements for the Facility and any necessary support facilities for the Facility.

(d)

Provide reasonable assistance to MGE in obtaining any necessary approvals for provision of the water supply of the Facility.

(e)

At all times promptly respond, including making appropriate representatives available with decision-making authority, to any reasonable requests by any of the Owners or any other party to the EPC Contract or the Operation and Maintenance Agreement for meetings, for review and comments regarding relevant documents provided to them for review and comment.

(f)

At all times, use commercially reasonable efforts to proceed in a manner that supports the construction schedule under the EPC Contract.

(g)

Promptly take all actions reasonably requested by MGE Construct to assist MGE Construct and MGE in obtaining any authorizations for the Facility.

SECTION 7.12

Duty to Provide Necessary Easements, Lay Down Areas & Soil Disposal Area.

The University shall promptly provide the Easement Areas, the Lay Down Areas, the Soil Disposal Area and all other temporary or permanent easements (at reasonable locations acceptable to the University) that are reasonably necessary for the construction, operation, maintenance and repair of the Facility and necessary support facilities for the Facility.

SECTION 7.13

Decommissioning and Removal.

Upon permanent retirement of the Facility, all costs associated with the decommissioning, dismantling, disconnection and removal of the Facility from the Site and restoration of the Site shall be shared by the Owners in accordance with their respective Allocated Shares.  The Operator shall perform or cause to be performed all such decommissioning, dismantling, disconnection, removal and restoration activities on behalf of the Owners and shall be reimbursed in full by Owners for such activities.

SECTION 7.14

Capital Improvements.

The Owners shall be obligated to pay for capital additions and improvements to the Facility proposed by the Operator pursuant to the Operating and Maintenance Agreement and in accordance with the terms of the Facility Lease.

(a)

The Owners shall approve all capital additions and improvements required by Law, and the costs of any such capital projects shall be allocated between the Owners according to their Ownership Interests (i.e., capital additions and improvements to MGE Power-Owned Facility Property shall be paid for by MGE Power and capital additions and improvements to University-Owned Facility Property shall be paid for by the University).

(b)

Other capital additions and improvements to the Facility shall be subject to the review and approval of the Operating Committee.  To the extent such additions and improvements are approved by the Operating Committee, the costs of any such additions and improvements shall be allocated between the Owners according to their Ownership Interests.  Any deadlocked votes of the Operating Committee shall be resolved in accordance with Article .

(c)

The Operator may proceed with capital additions and improvements consistent with the Facility Lease, even if they are not approved by the Operating Committee, so long as the Operator is responsible for all costs thereof, subject to the outcome of any dispute resolution procedure pursuant to Article .

SECTION 7.15

Expansion.

At any time after the three-year anniversary of the Commercial Operation Date, the University may request expansion of the Chilled Water Assets or the steam component of the Thermal Assets.  In such event, the Parties shall meet to discuss design, engineering, construction and implementation of the requested changes, together with the operation thereof following their installation, and shall cooperate with each other to obtain all requisite approvals from Governmental Authorities.  All costs associated with such expansion, including internal MGE Power costs and costs associated with the design, engineering, construction, implementation and operation of such expansion, shall be borne by the University, and neither MGE Power nor any of its Affiliates shall have any obligation therefor.  Upon the commercial operation of the expanded facilities, (a) the State shall own all of the Chilled Water Assets, and the Ownership Interests of each of MGE Power and the University in the Thermal Assets and Common Facilities will be adjusted as may be agreed by the Parties; and (ii) the Operating Costs under the Operating and Maintenance Agreement shall be reallocated or adjusted as reasonably agreed by the parties thereto.

SECTION 7.16

Role of MGE.

MGE Power hereby acknowledges and agrees that all of its rights and obligations as an Owner of the Facility with respect to the operation, dispatch and control of the Facility shall be irrevocably assigned and delegated to MGE pursuant to the terms of the Facility Lease and for the term thereof.  The other Parties shall be entitled to rely on the representations and agreements of MGE with respect to all such matters, notwithstanding the Ownership Interest of MGE Power in the Facility.

ARTICLE VIII

DECISION MAKING

SECTION 8.1

Construction Phase.

Prior to the Commercial Operation Date, all decisions required or permitted to be made by the “Owners” (as defined in the EPC Contract) shall be made pursuant to the terms of the EPC Contract.

SECTION 8.2

Operating Committee.

(a)

Purpose.  After the Commercial Operation Date, decisions required or permitted to be made by the Owners with respect to the use, operation and maintenance of the Facility shall be made by the Operating Committee as provided below.

(b)

Duties.  The Operating Committee shall have overall authority and responsibility for actions and decisions to be taken by the Owners (or either of them) pursuant to the Operation and Maintenance Agreement.  Without limitation of the foregoing, the Operating Committee shall have general authority and responsibility to deliberate and act for the Owners in connection with the following matters:

(i)

Scheduling and dispatch of the Facility for delivery of Steam and Chilled Water pursuant to Section 4.3 of the Operation and Maintenance Agreement;

(ii)

Coordination of scheduled maintenance of the Facility pursuant to Section 4.5 of the Operation and Maintenance Agreement;

(iii)

Review and approval of the Annual Budget and Operating Plan for the Facility provided by Operator pursuant to the Operation and Maintenance Agreement;

(iv)

Communication and cooperation with the Operator and the Plant Manager under the Operation and Maintenance Agreement to promote the operation and maintenance of the Facility and delivery of Services in accordance with the terms of the Operation and Maintenance Agreement;

(v)

Subject to the requirements of the Facility Lease and applicable lenders, decisions relating to the repair, restoration or rebuilding of the Facility in the event of a casualty or condemnation event as provided in Sections  and ; and

(vi)

Reviewing and revising terms of the Operation and Maintenance Agreement in connection with the reopener provisions of Section 6.8 of the Operation and Maintenance Agreement.

SECTION 8.3

Composition and Term of Membership.

(a)

Composition.  The Operating Committee shall be composed of four members who shall be appointed as follows:

(i)

MGE, in its capacity as Lessee under the Facility Lease, shall appoint one member, the MGE Representative who shall chair the Committee.

(ii)

The University shall appoint one member, referred to as the University Representative.

(iii)

The State Department of Administration shall be represented by one member, the Department Representative, who shall be the Secretary of Administration or his designee.

(iv)

MGE Power shall appoint one member, the Developer Representative.

(b)

Operator.  The Operator shall appoint a representative, the Operator Representative, to attend all meetings of the Operating Committee and participate in deliberations of the Operating Committee, but such Representative shall not be a voting member of the Operating Committee.  So long as MGE is the Operator, Operator shall have the option to utlize the MGE Representative as the Operator Representative.

(c)

Term.  A Committee member shall serve at the discretion of the entity responsible for his or her appointment.

(d)

Removal.  Each entity entitled to representation on the Operating Committee, in the exercise of its sole discretion, may replace its representative on the Operating Committee and appoint a successor at least three (3) days prior to any scheduled meeting, with notice to all other members of the Operating Committee.

(e)

Alternates.  Each entity responsible for the appointment of an Operating Committee member may designate in writing an alternate who shall represent such member in his or her absence.

SECTION 8.4

Voting.

(a)

General.  Each Committee member (other than the Operator) shall have one vote on all matters to be decided by the Committee.  Deadlocked votes shall be resolved as follows:  (i) all decisions relating only to the Electric Assets and Thermal Assets shall be controlled by MGE Power, (ii) all decisions relating only to the Chilled Water Assets or External Assets shall be controlled by the University, (iii) any replacement of the Operator pursuant to Section  shall be controlled by the University, and (iv) all other deadlocked votes shall be resolved in accordance with the provisions of Article .

(b)

Defaulting Owner.  In the event of any Default by an Owner (the “Defaulting Owner”), the representative of such Defaulting Owner on the Operating Committee shall not be entitled to vote on matters coming before the Operating Committee for so long as such Default is continuing.  Notwithstanding the foregoing, however, the Operating Committee shall not prevent a Defaulting Owner from having a reasonable opportunity to cure the applicable Default.

(c)

Maintenance.  The State and the University Representatives on the Operating Committee shall vote to approve budget expenditures for scheduled maintenance of the Facility in accordance with recommendations of the Operator, provided that such recommendations are consistent with Good Utility Practices and such expenditures are not in excess of industry standards for maintenance of cogeneration facilities comparable to the Facility.

(d)

Change in Operator.  The Operator may not be replaced without the affirmative vote of the State and the University Representatives on the Operating Committee.

SECTION 8.5

Committee Meetings.

(a)

Meeting Schedule.  The Operating Committee shall meet upon request of any Committee member, but at least quarterly.  However, the review of the capital budget for Thermal Assets and Chilled Water Assets shall be scheduled to be consistent with the funding and appropriation cycles of the University.

(b)

Meeting Notice.  The Operator Representative shall notify each member in writing by fax or e-mail at least five (5) days prior to each meeting; provided that in an emergency, the requirement for advance notice may be waived.  However, a good faith attempt shall be made to give notice of the meeting to all members.

(c)

Quorum.  All Committee members or alternates must be present in person or by telephone for the Committee to conduct its business; provided, however, that if all Committee members have received at least five (5) days prior written notice of a meeting, then a majority of the Committee shall constitute a quorum for the conduct of its business.

(d)

Committee Action.  Except as set forth in Section , all Committee actions must be taken by vote of a majority of the Committee members.  Disputed actions shall be resolved in accordance with the provisions of Article .

SECTION 8.6

Committee Administration.

(a)

Responsibility for Committee Administration.  Operator shall be responsible for Committee administration, including, but not limited to, providing Committee members with written notice of meetings.

(b)

Minutes.  The Operating Committee shall keep written minutes of all meetings.  Such minutes shall be prepared by the Operator Representative and mailed to each Committee member and each alternate no later than ten (10) days after each meeting.  Minutes shall be considered to be final thirty (30) days after they are sent to Committee members, unless a Committee member notifies the Operator Representative of an objection.  If such objection is made and cannot be resolved by the Committee members, such dispute shall be resolved pursuant to Article .

(c)

Expenses.  Expenses incurred by Committee members and alternates while carrying out their duties shall be borne by the represented entity.  The Operator’s expenses incurred for Committee administration duties shall be an expense for which Operator is compensated under Section 3.3 of the Operation and Maintenance Agreement.

ARTICLE IX

DEFAULTS AND REMEDIES

SECTION 9.1

Defaults.

An Owner shall be deemed to be in “Default” hereunder if (a) such Owner shall fail to timely pay any installment of its Allocated Share of the Cost of the Work when due pursuant to Article 9 of the EPC Contract and such failure shall not have been cured within five (5) days after such Owner has received written notice of such failure from any other Owner or MGE Construct, (b) such Owner shall fail to timely pay its share of Operating Costs when due under the Operating and Maintenance Agreement and such failure shall not have been cured within five (5) days after such Owner has received written notice of such failure from MGE; (c) such Owner shall fail to cause any Lien not permitted hereby to be discharged within sixty (60) days after notice of the filing thereof pursuant to Section 2.3, or (d) such Owner shall fail to perform any of its other obligations hereunder in any material respect, and such failure shall not have been cured within thirty (30) days after such Owner has received written notice of such failure from any other Owner; provided, however, that if the nature of such other obligation is such that, with the exercise of commercially reasonable efforts and diligence, it cannot be cured within such period of thirty (30) days, such Owner shall not be deemed to be in Default if it commences to cure such failure within such thirty (30) day period and thereafter pursues the same to completion with the exercise of commercially reasonable efforts and diligence.

SECTION 9.2

Performance by Non-Defaulting Owners.

In the event of any Default by an Owner (the “Defaulting Owner”), the other Owner (the “Non-Defaulting Owner”) shall be entitled (but not obligated) to perform the required obligations on behalf of the Defaulting Owner, whereupon the Defaulting Owner shall, upon demand, reimburse the Non-Defaulting Owner for the cost of such performance, together with interest thereon from the date such cost is incurred to the date of reimbursement, at the Prime Rate plus two percent (2%) per annum.

SECTION 9.3

Specific Performance.

Each Owner acknowledges and agrees that the Non-Defaulting Owners shall be entitled to a decree compelling specific performance, and, without the necessity of filing any bond, to the restraint by injunction of any actual or threatened violation, by the Defaulting Owner of, its material obligations under this Agreement, it being understood that monetary damages are not an adequate remedy for the breach of such Owners obligations hereunder and that such remedies are specifically contemplated and consented to by the Owners.

ARTICLE X

LIABILITY OF THE OWNERS

SECTION 10.1

Individual Liability.

The liability of the Owners shall be several and not joint or collective.  Each Owner shall be responsible only for its obligations and shall be liable only to the extent specifically provided in this Agreement, the EPC Contract and the Operation and Maintenance Agreement for costs of constructing, operating, and maintaining the Facility.  No Owner shall have any liability to third parties to satisfy the default of any other Owner in the payment of any expense or obligation hereunder.

SECTION 10.2

Indemnification.

The University and the State shall assume and retain all liability, including claims, demands, losses, costs, damages and expenses of every kind and description, or damages to persons or property arising out of or in connection with or occurring during the course of this Agreement, where such liability is proximately caused by the acts or omissions of any of the officers, employees or agents of the University or the State while acting within the scope of their employment where protection is afforded by Wis. Stats. 893.82 or 895.46(1).  MGE Power shall indemnify the University and the State against any and all loss or damages that the University or the State may incur as a result of any claim of Persons other than Owners or the State or their respective employees and agents, to the extent same (a) arise out a breach by MGE Power of its obligations under this Agreement, or (b) are caused by the negligence or intentional or willful misconduct of MGE Power or its agents or employees.  Any party entitled to indemnification or other protection under this Section  shall keep the responsible party apprised of the status of all claims with respect to which it is entitled to such indemnification or protection, and shall not settle any such claim without the consent of the responsible party, such consent not to be unreasonably withheld or unduly delayed.

SECTION 10.3

No Partnership.

It is not the intention of the Owners to create, nor shall this Agreement be construed as creating, a partnership or association, or to render the Owners liable as partners, co-venturers or principals.  In their relations with each other under this Agreement, the Owners shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arms-length basis in accordance with their own respective self-interest, subject, however to the obligation of the Owners to act in good faith in their dealings with each other with respect to activities hereunder.

SECTION 10.4

Internal Revenue Code Election.

If, for federal income tax purposes, this Agreement, the appendixes hereto, and the operations hereunder are regarded as a partnership, each Owner thereby affected elects to be excluded from the application of all of the provisions of Subchapter “K”, Chapter 1, Subtitle “A” of the Internal Revenue Code as permitted and authorized by Section 761 of the Internal Revenue Code and the regulations promulgated thereunder.  Should there be any requirement that each affected Owner give further evidence of this election, each such Owner shall execute such documents and furnish such other evidence as may be required by the Internal Revenue Service or as may be necessary to evidence this election.  No such Owner shall give any notices or take any other action inconsistent with the election made hereby.  If any present or future Federal or state income tax Laws contain provisions similar to that provided by Section 761 of the Internal Revenue Code, each Owner hereby affected shall make such election as may be permitted or required by such Laws.  In making the foregoing election, each such Owner states that the income derived by such Owner from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE XI

DISPUTE RESOLUTION

SECTION 11.1

In General.

(a)

The Parties shall attempt to settle every dispute arising out of or in connection with this Agreement (each a “Dispute”), by following the dispute resolution process set forth below, to the extent permitted by Law.

(b)

Any Party shall have the right to seek resolution of a Dispute by providing written notice of the Dispute to the Treasurer of MGE Energy, which notice shall be deemed sufficient notice to MGE Power, and the Secretary of the State of Wisconsin Building Commission, which notice shall be deemed sufficient notice to the State.  Within three (3) Business Days of such notice, the Treasurer and Secretary or their designees shall meet, review such relevant information as they may determine and render their decision within three (3) Business Days of such meeting (or such other timeline to which they mutually agree).

(c)

If the Treasurer and Secretary cannot arrive at a mutually agreeable decision within the three (3) Business Day period, either of them may, within three (3) Business Days, refer the Dispute to the President of MGE Energy and the Secretary of the Wisconsin Department of Administration (the “DOA Secretary”).

(d)

Upon a timely referral, the MGE Energy President and DOA Secretary shall consider the Dispute, review such relevant information as they may determine and issue their decision (which decision shall be confirmed in writing) within five (5) Business Days after receiving the referral.  If the MGE Energy President and DOA Secretary cannot resolve the issue within the five (5) Business Day period, then the Parties shall have the rights set forth below in Section .

SECTION 11.2

Litigation.

Any dispute that has not been resolved as set forth in Section , may be pursued by any Party in any federal or Wisconsin court with jurisdiction located in Madison, Wisconsin.  Each Party shall bear its own costs in such litigation, including its attorneys’ fees and any other costs it incurs in connection with the litigation.

SECTION 11.3

Continued Performance.

During the conduct of dispute resolution procedures pursuant to this Article , (a) the Parties shall continue to perform their respective obligations under this Agreement, and (b) no Party shall exercise any other remedies hereunder arising by virtue of the matters in dispute.

ARTICLE XII

GENERAL

SECTION 12.1

Term of Agreement.

This Agreement shall become effective on the Effective  Date and shall remain in effect during the Term hereof.  This Agreement may be terminated by mutual agreement of the Owners, or by either Owner upon written notice to the other Owner upon occurrence of any of the following:

(a)

termination of the EPC Contract pursuant to Section 13.5.4, Section 14.2 or Section 16.21 thereof;

(b)

termination of the Ground Lease pursuant to the terms thereof;

(c)

election by the Owners to terminate this Agreement pursuant to Sections  or ;

(d)

exercise by the University of the Change in Control Option pursuant to Section ;

(e)

retirement of the Facility by agreement of the Owners..

SECTION 12.2

Extent of Agreement.

This Agreement, together with the attached Schedules and the Project Agreements, constitutes the entire agreement and complete understanding between the State and the Owners with respect to the subject matter described herein and therein and supersedes all other understandings and agreements between the Parties with respect to such subject matter.

SECTION 12.3

Amendments.

This Agreement may be amended only by written instrument signed by both Owners hereto.

SECTION 12.4

Governing Law.

The Laws of the State of Wisconsin shall govern all questions and interpretations concerning the validity and construction of this Agreement and the legal relations and performance obligations between the Owners hereto.  If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions shall not be affected.

SECTION 12.5

Incorporation of Appendices and Exhibits.

All appendices and exhibits attached to this Agreement and identified as follows shall be incorporated into and be a part of this Agreement.

SECTION 12.6

No Third Party Beneficiary.

This Agreement is not intended to and shall not create rights of any character whatsoever in favor of any person, corporation, association or entity other than the Owners to this Agreement or their successors and assigns and the obligations herein assumed are solely for the use and benefit of the Owners to this Agreement and their successors and assigns.

SECTION 12.7

Notices.

Any notice or demand, which may or must be given or made by An Owner hereto, under the terms of this contract or any statute or ordinance, shall be in writing and shall be sent by registered or certified mail, return receipt requested, to the other Owner addressed as follows:

To MGE Power:

MGE Power LLC
133 South Blair Street
Madison, Wisconsin  53703
Attention:   Manager

And

To the University:

Secretary, Board of Regents
of the University of Wisconsin System
1860 Van Hise Hall
1220 Linden Drive
Madison, Wisconsin  53706
Attention:  Secretary

With a copy to:

General Counsel, University of Wisconsin
System Administration
1852 Van Hise Hall
1220 Linden Drive
Madison, Wisconsin  53706
Attention: General Counsel

And

To the State:

Secretary, Wisconsin Building Commission
Department of Administration
101 East Wilson St.
Madison, Wisconsin 53707-7864

With a copy to:

Chief Legal Counsel
Department of Administration
101 East Wilson Street
Madison, Wisconsin 53707-7864
Attn:  General Counsel

Any Owner may designate a different addressee or address at any time by giving written notice thereof as above provided.  Any notice, if mailed, properly addressed, postage prepaid, by registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt and shall be deemed received within the second business day thereafter or when it is actually received, whichever is sooner.  Any notice delivered by hand shall be deemed received upon actual delivery.

SECTION 12.8

Severability of Provisions/Change in Law.

If any governmental agency or court of competent jurisdiction holds that any provision of this Agreement is invalid, or if, as a result of the change in any Federal or State Law or constitutional provision or any rule and regulation promulgated pursuant thereto, any provision of this Agreement is rendered invalid or is modified by the change in Law or results in the impossibility or impracticability of performance hereof, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.

SECTION 12.9

Renegotiate Changes in Good Faith.

The Owners recognize that they have bargained at arms length in good faith and on equal terms for economic benefits to each Owner which are closely interrelated and which produce an overall result which is considered by the Owners to be just and reasonable.  In recognition thereof, if any provision of this Agreement is held invalid or is modified by a change in Law, and such holding alters the economic benefits flowing to either Owner, the Owners’ renegotiation shall attempt to restore the overall economic benefits to each Owner to the levels provided for in this Agreement as originally executed.

SECTION 12.10

Estoppel Certificates.

The University and MGE Power agree, upon written request of the other, to execute and deliver to the other, or to such person or entity as may be designated by the other, a certificate which: (a) identifies this Agreement and any amendments hereto and states that this Agreement as so amended is in full force and effect and has not been further amended and (b) states that, to the best of the knowledge of the Owner delivering such certificate, neither MGE Power nor the University is in default of any of its respective obligations under this Agreement, or if any such default or defaults is claimed, identifying the same.

SECTION 12.11

Successors and Assigns.

This Agreement shall inure to the benefit of and shall be binding upon the Owners’ respective successors and permitted assigns.

SECTION 12.12

Survivorship of Rights and Obligations.

The termination of this Agreement shall not discharge any Owner hereto from any obligation it owes to the other Owner under this Agreement by reason of any transaction, loss, cost, damage, expense, investment or liability which shall occur or arise prior to such termination.  It is the intent of the Owners that any such obligation owed (whether the same shall be known or unknown at the termination of this Agreement) shall survive the termination of this Agreement.

SECTION 12.13

Waivers.

A waiver by either Owner of the other Owner’s breach of this agreement shall not be deemed a waiver of any other or subsequent defaults.

SECTION 12.14

Captions.

Section or Article headings used in this Agreement have no legal significance and are used solely for convenience of reference.

SECTION 12.15

Shared Drafting Responsibilities.

To preclude application of the doctrine of contra proferentum, this Agreement shall not be construed against either Owner because such Owner drafted or issued the Agreement or any portion thereof.

SECTION 12.16

Waiver of Partition.

Each Owner hereby waives any right it may have at any time to institute or maintain any action or proceeding in any court of competent jurisdiction for the partition or partial division for sale of the Facility or any part thereof; provided, however, that the foregoing waiver shall not limit or restrict the right of each Owner to sell, transfer, pledge, hypothecate or otherwise encumber its Ownership Interest to the extent permitted by this Agreement.

SECTION 12.17

Non-Appropriation of Funds.

The Parties agree that any obligation of the University to expend funds under this Agreement is, if applicable to this Agreement, subject to funds being budgeted and appropriated for that purpose.  Should the State fail to appropriate adequate funds for such purpose, the University shall be excused from such payment, but upon such event, MGE Power shall have, without further notice to the University, the right to:  (a) terminate and/or cease performance under this Agreement, and (b) terminate some or all of the agreements with the University and/or the State relating to the Facility.  Such remedies shall survive the termination of this Agreement.  The State agrees to use its best efforts to request and/or support the appropriations necessary from the Legislature to pay the University’s obligations under this Agreement, including but not limited to making and supporting any necessary budgetary requests for the University.

SECTION 12.18

Discrimination/Affirmative Action.

(a)

In connection with the performance of any work hereunder for the State or the University, MGE Power agrees not to discriminate against any employee or applicant for employment because of age, race, religion, color handicap, sex, physical condition, developmental disability as defined in Wis. Stat. § 51.01(5), sexual orientation, national origin, or any other basis prohibited by law.  This provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.  Except with respect to sexual orientation, MGE Power further agrees to take affirmative action to ensure equal employment opportunities.

(b)

If the Owners enter into contracts with a value of $30,000 or more, the counterparties may be required to submit a written affirmative action plan acceptable under Wisconsin Statutes and Administrative Code.  An exemption occurs from this requirement if the contract counterparty has a work force of fewer than 30 employees.  Neither the provisions of any counterparty’s collective bargaining agreement, nor the failure by a union with whom such counterparty has a collective bargaining agreement, to refer either minorities or women shall excuse the counterparty from the required initiatives set forth in this Section.

(c)

Neither the provisions of any collective bargaining agreement, nor the failure by a union with whom MGE Power has a collective bargaining agreement, to refer either minorities or women shall excuse MGE Power’s required initiatives under this Article.

(d)

MGE Power agrees to post in conspicuous places, available for employees and applicants for employment, a notice to be provided by the State that sets forth the provisions of the State of Wisconsin nondiscrimination policy.

(e)

Failure to comply with the conditions of this Article may result in MGE Power becoming declared an “ineligible” contractor, termination of this Agreement, or withholding of payment.

(f)

To the extent applicable by Law, MGE Power will establish and take appropriate initiatives to reach the goal of five percent (5%) minority-owned business enterprise (MBE) utilization for the Work under this Agreement.

[Remainder of Page Intentionally Left Blank]

The Parties hereto agree to be bound by the provisions herein set forth and agree that this Agreement may be signed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

BOARD OF REGENTS OF THE UNIVERSITY

OF WISCONSIN

By: /s/ Toby E. Marcovich, President

By: /s/ Judith A. Temby, Secretary

Signatures of Toby E. Marcovich, President, and Judith A. Temby, Secretary, of the Board of Regents of the University of Wisconsin System, a body corporate, to me known to be such officers, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of October, 2003.

MGE POWER WEST CAMPUS, LLC

By: /s/ Jeffrey C. Newman, Manager

By: /s/ Gary J. Wolter, Manager

Signatures of Jeffrey C. Newman and Gary J. Wolter, as Managers of MGE Power West Campus LLC, a Wisconsin limited liability company, to me known to be such officer, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of October, 2003.

STATE OF WISCONSIN, BY AND THROUGH

THE DEPARTMENT OF ADMINISTRATION

By: /s/ Marc J. Marotta, Secretary, State of Wisconsin

Department of Administration

Signature of Marc J. Marotta, Secretary of the State of Wisconsin Department of Administration, to me known to be such officer, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of October, 2003.

Appendix I
Ownership Interests

MGE POWER-OWNED FACILITY PROPERTY

1.

Electric Assets.  MGE Power shall own 100% of the Electric Assets, which shall include items associated only with the production of electricity.  The major pieces of equipment included in this classification are the generators associated with the natural gas-fired combustion turbines and the steam turbine generator, step-up transformers, electric switch gear and circuit breakers.  All equipment integral to the identified major pieces of equipment and the process of producing only electricity are also included in this category.

2.

Thermal Assets.  MGE Power shall own a 75% undivided ownership interest in the Thermal Assets, which include items associated with the power island.  The power island is comprised of equipment that supports both output products—electricity and steam.  The major pieces of equipment included in this classification are the natural gas-fired combustion turbines, HRSG, and the single extracting/condensing steam turbine.  All equipment integral to the identified major pieces of equipment and the process of supporting the production of steam and electricity are also included in this category.  Examples of support type equipment/structures would be the HRSG feedwater pumps, condenser and the condenser cooling towers.

3.

Common Assets.  MGE Power shall own an undivided interest in the Common Assets equal to the percentage required to properly reflect its Allocated Share of the Cost of the Work.  Common Assets includes all items not identified with one of the other components listed on this Appendix and generally provide support to the entire Facility.  For example, the heating and ventilation system for the building would be included in this category.

UNIVERSITY-OWNED FACILITY PROPERTY

4.

Chilled Water Assets.  The University shall own a 100% interest in the Chilled Water Assets, which include items associated only with the production of chilled water.  Major pieces of equipment included in this classification are the centrifugal chillers and chiller building.  All equipment integral to the identified major pieces of equipment, such as the 15 kv circuit breakers, wiring and transformers that feed the chilled water plant, chiller cooling towers, chiller pumps, starters, motor control centers, chiller controls, metering and wiring, lakewater and blowdown piping in the chiller building and HVAC piping and equipment in the chiller building is also included in this category.

5.

External Assets.  The University shall own a 100% interest in the External Assets, which includes the following items external to the building:  steam and condensate piping with associated valves and box conduit system; the chilled water piping and valves; and lake water pumps and lake water piping.

6.

Thermal and Common Assets.  The University shall own a 25% interest in the Thermal Assets and the balance of the interest in the Common Assets not owned by MGE Power.

Appendix II
Insurance Requirements

Owners shall maintain, or cause to be maintained all-risk property and boiler and machinery insurance, covering physical loss or damage to the Leased Facility including the coverage described below:

(ii)

Commercial property insurance which at a minimum covers the perils insured under an Insurance Services Office special causes of loss form (or its equivalent) commonly referred to as “all-risk” including fire and extended coverage and collapse;

(iii)

Comprehensive boiler and machinery coverage including electrical malfunction, electrical and mechanical breakdown and boiler explosion;

(iv)

Extra and expediting expenses coverage;

(v)

Flood and earthquake coverage to the extent available on commercially reasonably terms;

(vi)

Coverage shall be written on a full replacement cost basis;

(vii)

The insurance shall contain a valid agreed amount endorsement or equivalent eliminating any co-insurance penalty; and

The policy shall be subject to a reasonable deductible which shall be the respective responsibility of the Owners.  All policies of insurance shall be underwritten by insurer(s) with minimum A.M. Best Ratings of A-VII.

Endnotes

46945.000003 WASHINGTON 353660v3